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[LETTERHEAD]

                                                                   June 23, 1999

Mid-State Bancshares
1026 Grand Avenue
Arroyo Grande, California 93420

Gentlemen:

    We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of Mid-State Bancshares in connection with the acquisition of City Commerce Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.

                                          Sincerely,

                                          /s/ GARY STEVEN FINDLEY

                                          Gary Steven Findley
                                          DIRECTOR